HAEMONETICS CORPORATION
                  Notice of Annual Meeting of Stockholders
                                July 22, 2003

To the Stockholders:

      The Annual Meeting of the Stockholders of Haemonetics Corporation will be held on Tuesday, July 22, 2003 at 9:00 a.m. at the State Street Bank Building, 225 Franklin Street, Boston, Massachusetts for the following purposes:

      1. To elect three Directors to serve for a term of three years and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

      2. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent public accountants for the current fiscal year.

      3. To consider and act upon any other business which may properly come before the meeting.

      The Board of Directors has fixed the close of business on June 3, 2003 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

      PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE
ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                       By Order of the Board of Directors

                                       /s/ Alicia R. Lopez

                                       Alicia R. Lopez
                                       Clerk

Braintree, Massachusetts
June 23, 2003

                           HAEMONETICS CORPORATION

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, July 22, 2003, at the time and place set forth in the notice of meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 23, 2003.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

      The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting thereon in person or by proxy at the meeting is required to approve item 2 listed in the notice of meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. Abstentions will be counted in the tabulation of votes cast in item 2 presented to stockholders while broker non-votes will not be counted.

      The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      The Company's principal executive offices are located at 400 Wood Road, Braintree, Massachusetts, USA 02184-9114, telephone number (781) 848-7100.

                      RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on June 3, 2003 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 24,071,289 shares of Common Stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

                            ELECTION OF DIRECTORS

      Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that Ronald G. Gelbman, Ronald A. Matricaria and Brad Nutter be elected to serve terms of three years, and in each case until their successors shall be duly elected and qualified or until their death, resignation or removal. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.

                                   Year First
                                    Elected           Position with the Company or Principal
Name                        Age     Director          Occupation During the Past Five Years
---------------------------------------------------------------------------------------------------

Nominated for a term ending in 2006:

Ronald G. Gelbman            56      2000      From 1998 to 2000, Johnson & Johnson Worldwide
                                               Chairman of the Health Systems and Diagnostics Group
                                               and member of the Executive Committee. His worldwide
                                               responsibilities included Health Care Systems,
                                               LifeScan, Ortho-Clinical Diagnostics and Therakos.
                                               Mr. Gelbman began his Johnson & Johnson career in
                                               1972 where he held senior level positions throughout
                                               the organization. Member of the Board of Directors
                                               for Serologicals Corp.; the Board of Trustees at
                                               Rollins College, the Ringling School of Art & Design,
                                               Sarasota YMCA and ODA College Preparatory School, and
                                               member of the Board of Advisors at privately-held

                                               CareGain, a healthcare management company.

Ronald A. Matricaria         60      2002      Since April 2003 non-executive Chairman of the
                                               Company. From 1993 to 1999, Mr. Matricaria served as
                                               President and Chief Executive Officer of St. Jude
                                               Medical Inc. and served as Chairman of its Board from
                                               1995 until May 2002. Prior to joining St. Jude
                                               Medical, Mr. Matricaria served for over 23 years with
                                               Eli Lilly and Company, Inc. His last position had
                                               been executive vice president of the Pharmaceutical
                                               Division of Eli Lilly and Company and president of
                                               its North American operations. He also served as
                                               president of Eli Lilly International Corporation. Mr.
                                               Matricaria currently serves on the Board of Directors
                                               of




                                   Year First
                                    Elected           Position with the Company or Principal
Name                        Age     Director          Occupation During the Past Five Years
---------------------------------------------------------------------------------------------------

                                               Cyberonics, Endocare, Vistacare, Inc. and
                                               Cardiodynamics, as well as a Trustee emeritus of the
                                               University of Minnesota Foundation. In 2002, Mr.
                                               Matricaria earned a Life Time Achievement award for
                                               his significant contributions to the healthcare
                                               industry.

Brad Nutter                  51      2003      Since April 2003, President and CEO of the Company.
                                               During 2000, President and Chief Executive Officer,
                                               Gambro Healthcare, a $1.3 billion international
                                               dialysis provider business. From 1997 to 2000,
                                               Executive Vice President and Chief Operating Officer
                                               of Syncor International, a $520 million international
                                               provider of radiopharmaceuticals and medical imaging.
                                               Mr. Nutter also held senior positions for American
                                               Hospital Supply and Baxter International.

Serving a term ending in 2004:

Yutaka Sakurada              70      1991      Since 2001, Vice President of the Company and
                                               Chairman and Chief Executive Officer of Haemonetics
                                               Japan. From 1991 to 2001, Vice President of the
                                               Company and President of Haemonetics Japan. From 1989
                                               to 1991, Managing Director of Kuraray Plastics Co.,
                                               Ltd. From 1985 to 1989, Board of Directors of Kuraray
                                               Co., Ltd., a diversified synthetic fiber manufacturer
                                               and a distributor of the Company's products. From
                                               1988 to 1996, Vice Chairman of the Japanese Society
                                               for Biomaterials.

Donna C. E. Williamson       51      1993      Since 2001, an independent consultant strategic
                                               advisor and private equity investor. From 1999 to
                                               2001, Managing Director and Senior Vice President,
                                               BN Amro Private Equity, the private equity group for
                                               ABN AMRO North America. From 1996 to 1999, a
                                               strategic advisor and venture capital independent
                                               consultant. From 1993 to 1996, Corporate Senior Vice
                                               President of Caremark International, Inc., a multi-
                                               global provider of diversified health care services.
                                               From 1992 to 1993, Corporate Vice President, Caremark
                                               International. From 1983 to 1992, Corporate Vice
                                               President at Baxter International, responsible for
                                               corporate strategy, business development, surgical
                                               and health cost management businesses. Director of
                                               PSS World Medical, Inc. and the American Red Cross of
                                               Greater Chicago.




                                   Year First
                                    Elected           Position with the Company or Principal
Name                        Age     Director          Occupation During the Past Five Years
---------------------------------------------------------------------------------------------------

Harvey G. Klein, M.D.        61      1998      Since 1983, Chief of the Department of Transfusion
                                               Medicine at the Warren G. Magnuson Clinical Center of
                                               the National Institutes of Health. Previously held
                                               other senior level positions with NIH. Currently
                                               serves on several boards: Past President, American
                                               Association of Blood Banks; Chairman of the Panel for
                                               Blood and Blood Products of the US Pharmacopeia; U.S.
                                               Health and Human Services Advisory Committee on Blood
                                               Safety and Availability; and, the Blood Products
                                               Advisory Committee of the U.S. Food and Drug
                                               Administration. Previously, President of the American
                                               Society for Apheresis and Director of the World
                                               Apheresis Association.

Serving a term ending in 2005:

Benjamin L. Holmes           68      1998      Since December 1994, President of the Holmes Co.,
                                               specializing in health care consulting with a focus
                                               on the device industry. From 1985 to 1994, Vice
                                               President of the Hewlett-Packard Company. From 1983
                                               to 1994, General Manager of the Medical Products
                                               Group of Hewlett-Packard. Serves as Director for PLC
                                               Medical Systems, a publicly traded company. Director
                                               of not-for-profit organizations UCLA Foundation, and
                                               St. Luke's Wood River Medical Center Foundation.

                INFORMATION CONCERNING THE BOARD OF DIRECTORS
                          AND DIRECTOR COMPENSATION

      During the last fiscal year, there were four regular meetings and one special meeting of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while he or she was a director, and
(ii) the total number of meetings held by Committees of the Board of Directors on which they served. N. Colin Lind, Managing Partner of Blum Capital Partners, has decided not to stand for re-election as Director due to other commitments and his continuing confidence in the Company's new leadership put in place while Mr. Lind served on the Company's Nominating and Governance Committee.

      During fiscal year 2003, the Directors of the Company who were not employees of the Company, except Sir Stuart Burgess and Ronald A. Matricaria, received an annual cash fee of $20,000 and an option to purchase up to 6,000 shares of Common Stock of the Company. Sir Stuart Burgess, as compensation for his duties performed as Chairman of the Board, was paid a cash fee of $45,000 for 20 days of formal meetings throughout fiscal year 2002 and was also granted options to purchase up to

12,000 shares of Common Stock of the Company. The options granted to both the directors and to the Chairman vested immediately. Sir Stuart also received a fee of $2,250 per day for each additional day devoted to Chairman responsibilities, amounting to $130,500, for the fiscal year ended March 29, 2003. Ronald Matricaria joined the Board in October 2002 and as compensation for his service he was paid a cash fee of $51,500 and was granted options to purchase up to 6,000 shares of Common Stock of the Company. Upon assuming the role of Chairman effective April 1, 2003, his compensation was increased to a cash fee of $200,000 and he was granted an option to purchase up to 100,000 shares of Common Stock of the Company. Harvey G. Klein, M.D. received a cash fee of $12,500 for serving on the Scientific/Medical Advisory Committee which updates the Company on important issues in transfusion medicine.

      The Board of Directors has a Management Development and Compensation Committee (the "Compensation Committee") composed of independent directors who are not employees of the Company. The members of the Compensation Committee are Sir Stuart Burgess, Chairman, Ronald G. Gelbman, Benjamin L. Holmes, N. Colin Lind and Donna C.E. Williamson. The Compensation Committee determines the compensation to be paid to the key officers of the Company and administers the Company's 1990 Stock Option Plan and its 1992 and 2000 Long-term Incentive Plans. During the last fiscal year, there were four meetings of the Compensation Committee.

      The Board of Directors has an Audit Committee composed of independent directors who are not employees of the Company. The members of the Audit Committee are Benjamin L. Holmes, Chairman, Sir Stuart Burgess, Ronald G. Gelbman, Ronald A. Matricaria (since April 2003) and Donna C.E. Williamson. The Audit Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance by the Company with Company policies. The Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management, and internal audit, various matters related to its internal accounting controls. During the last fiscal year, there were four regular meetings and two special meetings of the Audit Committee.

      The Board of Directors has a Nominating and Governance Committee composed of independent directors who are not employees of the Company. The members of the Nominating and Governance Committee are Sir Stuart Burgess, Ronald G. Gelbman, Benjamin L. Holmes and, N. Colin Lind. The Nominating and Governance Committee recommends nominees for election as directors to the full Board of Directors. The Nominating and Governance Committee considers recommendations for nominees for directorships submitted by stockholders, directors and members of management. During the last fiscal year, there were two regular meetings and one special meeting of the Nominating and Governance Committee.

      Stockholders who wish to submit candidates for consideration as nominees may submit an appropriate letter and resume to the Secretary of the Company at the Company's executive offices in Braintree, Massachusetts.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 15, 2003(15), certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iii) all directors and executive officers as a group.

      Title      Amount & Nature      Percent
Name of Beneficial Owner      of Class      Beneficial Ownership      Of
Class

Sir Stuart Burgess(1)                    Common Stock        159,232       0.66%
Ronald A. Matricaria(2)                  Common Stock         56,000       0.23%
Brad Nutter(3)                           Common Stock              -       0.00%
James L. Peterson(4)                     Common Stock      1,285,480       5.15%
Ronald J. Ryan(5)                        Common Stock        178,336       0.74%
Stephen C. Swenson(6)                    Common Stock         57,968       0.24%
Timothy Surgenor(7)                      Common Stock              -       0.00%
Thomas D. Headley(8)                     Common Stock         84,422       0.35%
Robert Ebbeling(9)                       Common Stock        113,519       0.47%
Yutaka Sakurada(10)                      Common Stock         76,885       0.32%
Ronald G. Gelbman(11)                    Common Stock         33,000       0.14%
Donna C.E. Williamson(12)                Common Stock         67,300       0.28%
Benjamin L. Holmes(13)                   Common Stock         49,000       0.20%
Harvey G. Klein M.D.(14)                 Common Stock         43,000       0.18%
N. Colin Lind(15)                        Common Stock      3,372,400      13.99%
Sterling Capital Management LLC(16)      Common Stock      2,608,698      10.84%
Wellington Management(17)                Common Stock      2,983,950      12.40%
Blum Capital Partners, L.P.(15)          Common Stock      3,372,400      13.99%
Neuberger & Berman Inc.(18)              Common Stock      2,893,838      12.02%
Vanguard Specialized Funds(19)           Common Stock      1,983,900       8.24%

All executive officers and directors
 as a group (15 persons)(20)             Common Stock      5,576,542      21.56%

(1) Includes 155,732 shares that Sir Stuart has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003. Does not include 3,500 shares held in trust for the benefit of Sir Stuart's children. Sir Stuart disclaims beneficial ownership of such shares.
(2) Includes 31,000 shares that Mr. Matricaria has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(3) Hired effective April 1, 2003. Upon his appointment to President and CEO, Mr. Nutter was awarded 300,000 options which will vest ratably over four years beginning on March 31, 2004.
                   (footnotes continued on following page)



(4) Does not include 23,150 shares held in trust for the benefit of Mr. Peterson's children, 3,300 shares held by the Peterson Foundation and 15,000 shares held in trust for the benefit of Mr. Peterson's parents. Mr. Peterson disclaims beneficial ownership of such shares. Includes 891,687 shares which Mr. Peterson has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 15, 2003. The reporting person's address is 400 Wood Road Braintree, MA 02184.
(5) Includes 177,942 shares which Mr. Ryan has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(6) Includes 56,250 shares which Mr. Swenson has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(7) Effective December 31, 2002, Mr. Surgenor resigned as Executive Vice President.
(8) Includes 82,110 shares which Mr. Headley has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(9) Includes 92,631 shares which Mr. Ebbeling has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(10) Includes 74,858 shares which Dr. Sakurada has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(11) Consists of 33,000 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(12) Includes 66,000 shares which Ms. Williamson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(13) Includes 48,000 shares which Mr. Holmes has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(14) Includes 42,000 shares which Dr. Klein has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
(15) Includes 42,000 shares which Mr. Lind has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003. Includes 1,192,100 shares that were owned or controlled (as more fully described below) by Blum Capital Partners, LP on May 15, 2003, and that have been disposed of by June 12, 2003. Also includes, 2,138,300 shares owned directly by four investment advisory clients for which Blum Capital Partners, L.P. ("Blum L.P.") is the investment adviser with voting and investment discretion, four limited partnerships for which Blum L.P. is the general partner, and one limited partnership for which Blum Strategic GP, L.L.C. ("Blum GP") is the general partner. Mr. Lind is a director and officer of Richard C. Blum & Associates, Inc., (the general partner of Blum L.P.), an officer and managing partner of Blum L.P., and a managing member of Blum GP. Mr. Lind disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. Blum L.P.'s reporting address is 909 Montgomery Street, #400, San Francisco, CA 94133.
(16) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2003 reporting aggregate ownership and shared voting and dispositive power over 2,608,698 shares. The reporting entity's address is 301 S. College Street, Suite 3200, Charlotte, NC 28202.
(17) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 reporting aggregate ownership of and shared dispositive power
                   (footnotes continued on following page)




      over 2,983,950 shares and shared voting power over 805,950 shares. The reporting entity's address is 75 State Street, Boston, MA 02109.
(18) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003 reporting aggregate ownership of and shared dispositive power over 2,893,838 shares, sole voting power over 69,731 shares and shared voting power over 2,054,700 shares. The reporting entity's address is 605 Third Avenue, New York, NY 10158-3698.
(19) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 reporting aggregate ownership of and shared dispositive and sole voting power over 1,983,900 shares. The reporting entity's address is 100 Vanguard Boulevard, VM #V34, Malvern, PA 19355.
(20) Includes 1,793,210 shares which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 15, 2003.
                                       -------------------

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with.

          COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION 1

      The Compensation Committee determines the compensation to be paid to the key executives of the Company and administers the Company's 1990 Stock Option Plan and its 1992 and 2000 Long-Term Incentive Plans. The Compensation Committee's determinations with respect to compensation for the fiscal year ended March 29, 2003 were made early in the fiscal year. During the last fiscal year, there were four meetings of the Compensation Committee.

       The Compensation Committee is comprised of independent directors who are not employees of the Company. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials.

-------------------
1 The material in this report is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The Company's executive compensation program is intended to attract and retain talented executives, and to motivate them to achieve the Company's business goals. To align executive compensation with shareholder interests and company performance, the program utilizes a combination of salary, stock options and cash bonuses awarded based on the achievement of pre-determined corporate performance objectives. The compensation received by its executive officers is thereby linked to the Company's performance. Within this overall policy, compensation packages for individual executive officers are intended to reflect the responsibilities of their position, current performance within their position, past achievements with the Company, as well as the Company's performance.

      In arriving at the base salaries paid to the Company's executives for the year ended March 29, 2003, the Committee considered their individual contributions to the performance of the Company, their levels of responsibility, the executive's experience and potential, and the level of compensation necessary, in the overall competitive environment, to retain talented individuals. All of these factors were collectively taken into account by the Committee in making a subjective assessment as to the appropriate base salary for each of the Company's executive officers, and no particular weight was assigned to any one factor.

      During the fiscal year ended March 29, 2003, the Company's executive bonus program was tied primarily to the achievement by the Company of predetermined earnings per share and revenue targets. The company did not reach the corporate earnings per share or revenue targets for fiscal year 2003 and accordingly no bonus was paid to executives for the fiscal year. For the fiscal year 2004, the executive bonus plan will be heavily weighted to the Company's earnings per share, revenue and operating income targets.

      The Company's stock option program is intended to provide additional incentive to build shareholder value, to reward for long-term corporate performance, and to promote employee commitment through stock ownership. Information with respect to stock options held by executive officers (including options granted during the year ended March 29, 2003) is included in the tables following this report. In determining the number of options granted to individual executives during the fiscal year ended March 29, 2003, the Committee made a subjective assessment of the executive's past and potential contributions to the financial and operational performance of the business unit directed by the executive, and the executive's potential for advancement. The Committee, in arriving at the number of options to be granted to individual executives, was aware of whether or not such executives had been granted options in the past, as well as the compensation practices of peer group companies. The vesting of options granted during the year ended March 29, 2003 is not dependent upon the achievement of predetermined performance goals. Nevertheless, the amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company's Common Stock.

      The view of investors generally regarding the form and size of long-term incentives for senior executives is changing. During the fiscal year, the Company undertook a comprehensive review of its practice in this area to bring it more in line with developing shareholder expectations. As a result, the Company has decided to make the following changes commencing with fiscal year 2004:

      1. While continuing to support its policy of granting stock options broadly to employees, the Company intends to do this more selectively and has adopted a burn-rate program to better manage the number of options granted to senior executives and other employees in any one year.

      2. Stock option awards for senior executives will include a performance measure in which vesting of options is tied to pre-determined performance measures.

      3. In order to align the interests of senior executives and Board members more closely with those of shareholders, stock ownership guidelines will be implemented in fiscal year 2004, specifying the number of shares each executive or Board member will be expected to own.

      The use of restricted stock as a component of the Company's long-term incentive program is not possible under existing shareholder-approved plans. The Company will consider including this additional alternative in any future long-term incentive plans submitted for shareholder approval.

      In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements. The Company has not adopted a policy that all executive compensation be fully deductible.

Compensation of Chief Executive Officer

      With the approval of the Compensation Committee in May 2002, Mr. Peterson received a salary for the fiscal year ended March 29, 2003 of $587,152. The Committee granted Mr. Peterson new options to purchase 100,000 shares of the Company's Common Stock during the fiscal year ended March 29, 2003. No bonus was awarded for the fiscal year ended March 29, 2003.

      On March 28, 2003, Mr. Peterson retired as President and Chief Executive Officer and resigned from the Board. He has continued as an employee for a period which will end September 30, 2003 to assist the Company in the transition to new leadership. The transitional arrangement with Mr. Peterson is governed by a written employment agreement under which Mr. Peterson will serve as a part-time employee at a rate of compensation of $2,500 for each day worked but in no event in excess of $187,500. During the term of his employment, Mr. Peterson will receive such benefits as are generally made available to the Company's full-time employees including health, life and disability insurance, reasonable travel expenses incurred while engaged in Company business and participation to the extent eligible in the defined contribution plan maintained by Haemonetics SA. In fiscal year 2004, Mr. Peterson will be eligible for repatriation benefits in connection with his return to Switzerland and in accordance with the Company's Temporary International Assignment Policy.

      Mr. Brad Nutter was appointed President and CEO of Haemonetics and elected to the Board effective April 1, 2003. The terms of his appointment include an annual base salary of $500,000, eligibility for a bonus to a maximum of $250,000 at 100% performance against agreed Board objectives and 300,000 options vested over four years starting March 31, 2004.

              COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        Sir Stuart Burgess, Chairman
                        Ronald G. Gelbman
                        Benjamin L. Holmes
                        N. Colin Lind
                        Donna C.E. Williamson

        COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

      During the fiscal year ended March 29, 2003 the members of the Compensation and Management Development Committee were Sir Stuart Burgess, Chairman, Ronald G. Gelbman, Benjamin L. Holmes, N. Colin Lind and Donna C.E. Williamson. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2003.

                           EXECUTIVE COMPENSATION

      The following table sets forth all compensation earned by the Company's Chief Executive Officer, four executive officers of the Company (other than the Chief Executive Officer), and one former executive officer whose total annual salary and bonus exceeded $100,000 for all services rendered as executive officers to the Company and its subsidiaries for the Company's fiscal years ended March 29, 2003, March 30, 2002 and March 31, 2001.

Summary Compensation Table

                                                                                    Long-Term
                                                Annual Compensation                Compensation
                                      ---------------------------------------------------------
                                                                                      Awards
                                                                       Other          -------
Name and                                                               Annual         Stock         All Other
Principal Position            Year    Salary(2)      Bonus(2)       Compensation      Options    Compensation(6)

Brad Nutter(1)
 President & CEO

James L. Peterson(3)          2003    $587,152       $    -0-       $  182,128(4)     100,000       $70,662(5)
 Former President             2002    $487,306       $421,348       $  295,464(4)           -       $82,800(5)
 & CEO                        2001    $438,854       $301,398       $  198,764(4)     280,000       $78,900(5)

Ronald J. Ryan                2003    $296,373       $    -0-       $   12,126(7)      22,000       $ 6,000
 CFO & Sr. Vice               2002    $287,717       $184,114       $   11,964(7)      13,520       $ 6,000
 President                    2001    $281,560       $ 60,475       $    9,504(7)      19,174       $ 6,000

Stephen C. Swenson            2003    $276,660       $    -0-       $  252,525(8)      25,000       $ 6,000
 Executive Vice Presi-        2002    $260,000       $129,232       $   67,659(8)           -
 dent, Vice President,        2001    $ 85,000(8)    $ 25,000(8)    $   33,142(8)     100,000
 Worldwide Sales

Thomas Headley                2003    $246,000       $    -0-       $  189,605(9)      10,000       $ 6,000
 Executive Vice Presi-        2002    $244,707       $ 73,584       $    9,542(9)      19,220       $ 6,000
 dent, Research and           2001    $230,055(9)    $ 35,543(9)    $1,023,422(9)      70,000       $ 3,450
 Development

Robert Ebbeling               2003    $257,599       $    -0-       $    9,787(10)     22,000       $ 6,000
 Executive Vice Presi-        2002    $242,083       $133,686       $    9,586(10)     10,000       $ 6,000
 dent                         2001    $234,528       $ 13,141       $    9,537(10)     19,927       $ 6,000

Timothy Surgenor(11)          2003    $222,183       $    -0-       $   16,122(11)     25,000       $ 6,000
 Former Executive Vice        2002    $275,627       $139,130       $    8,940(11)          -       $ 6,000
 President                    2001    $260,000       $ 50,000       $    8,940(11)     19,453
                        (footnotes on following page)




(1)   Hired effective April 1, 2003. During the fiscal year ended March
      29, 2003, no compensation was paid to Mr. Nutter.
(2) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years. No bonus payments were earned by the executive officers of the Company during fiscal 2003.
(3) Mr. Peterson retired from his position as President and CEO effective March 28, 2003. The foregoing table includes his compensation for the full fiscal year ended March 29, 2003. At the time of his appointment to the position of CEO, we agreed to pay Mr. Peterson for the incremental tax burden that was imposed due to his required international relocation to Massachusetts, in accordance with our International Temporary Assignment Policy for all expatriates. We refer to these payments as tax equalization payments, and include them in the Other Annual Compensation column in the preceding table in the period they are paid. These payments have not been made for his calendar year 2002 and calendar year 2003 tax returns, but will be made when Mr. Peterson finalizes his personal tax returns for the respective periods. We estimate that these amounts will be approximately $250,000 for calendar year 2003 and $600,000 for calendar year 2002.
(4) Includes amounts paid to Mr. Peterson for tax equalization payments, a housing allowance, reimbursement for certain home travel, and payments for certain administrative services, including the preparation of his personal income tax returns, which benefits were offered to Mr. Peterson in connection with his appointment as CEO and the resultant relocation to Massachusetts. Also included is an automobile allowance. Tax equalization payments made or (received) were ($13,866) in 2003, $160,974 in 2002, and $75,799 in 2001. The
      housing allowances paid were $33,801 in 2003, $43,884 in 2002, and $48,057 in 2001. Payments for home travel and final repatriation were $64,396 in 2003, $27,478 in 2002, and $13,644 in 2001. Amounts paid for administrative services were $64,681 in 2003, $36,630 in 2002, and $35,915 in 2001.
(5) Amounts contributed on Mr. Peterson's behalf to a defined contribution plan maintained by our Swiss subsidiary, Haemonetics SA, for the benefit of all of its employees, including expatriates currently working for the Company in other jurisdictions.
(6)   Includes matching contributions made by the Company under its 401(k)
      Plan: (i) in 2003: $6,000 for each Mr. Ryan, Mr. Swenson, Mr. Headley, Mr. Ebbeling and Mr. Surgenor (ii) in 2002: $6,000 for each Mr. Ryan, Mr. Headley, Mr. Ebbeling and Mr. Surgenor (iii) in 2001:
      $6,000 for each Mr. Ryan and Mr. Ebbeling, for Mr. Headley $3,450.
(7) Includes an auto allowance paid to Mr. Ryan of $8,561 in 2003, $8,400 in 2002, and $6,850 in 2001.
(8) Mr. Swenson was hired effective December 5, 2000. Includes certain benefits offered to Mr. Swenson at the time of his hiring and his required relocation to Massachusetts. He relocated from an area where the cost of living, especially the purchase of a primary residence, was much lower than Massachusetts. The Company advanced $500,000 to Mr. Swenson during fiscal year 2002 to assist with the purchase of a primary residence. The loan, dated December 10, 2001, is forgivable over five years at $100,000 per year provided Mr. Swenson is an active employee of the Company. In the event of Mr. Swenson's termination, the loan balance is due and payable within six months. The loan is non-interest bearing. During fiscal 2003, the first scheduled forgiveness of
                   (footnotes continued on following page)




      $100,000 was earned. Amounts paid for relocation expenses were $141,641 in 2003, $56,401 in 2002, and $29,494 in 2001. Also includes auto allowances of $8,561 in 2003, $8,400 in 2002, and $2,800 in
      2001.
(9) From April 2, 2000 through September 17, 2000, Mr. Headley was compensated as an employee of Transfusion Technologies Corporation. Effective September 18, 2000 with the acquisition of Transfusion Technologies Corporation by the Company, Mr. Headley began receiving his compensation as an employee of the Company. At the time of his employment with the Company in 2001 Mr. Headley received a one-time payment of $1,019,004 in connection with joining the Company. In addition, after two years of continued employment in 2003, Mr. Headley received a stay bonus, negotiated at the time of his initial employment, of $179,824. Also includes auto allowances of $8,561 in 2003, $8,400 in 2002, and $4,200 in 2001.
(10) Includes an auto allowance paid to Mr. Ebbeling of $8,561 in 2003, and $8,400 in 2002 and 2001.
(11) Mr. Surgenor resigned as Executive Vice President effective December 31, 2002. The foregoing table includes his compensation earned through the last day of his employment. Included in other annual compensation are the following amounts paid for (i) auto allowances $6,305 in 2003, and $8,400 in 2002 and 2001 and (ii) vacation payout of $7,927 in 2003.
                             -------------------

      The Company has employment agreements with each of its current named executive officers which provide that they shall serve in the capacities indicated in the executive compensation table at annual minimum base salaries as follows: Brad Nutter, $500,000; Ronald J. Ryan, $250,000; Steven C. Swenson, $260,000; Thomas Headley, $230,000; and Robert Ebbeling, $210,000. Such officers also receive such fringe benefits as are generally made available by the Company to its other full-time executive employees. The agreements are terminable by either the Company or the officer annually. In the event of a change in control of the Company, the agreements provide that certain of the officers shall be entitled to lump sum payments in varying amounts not in excess of 2.99 times the officer's base salary plus incentive bonus, in some cases averaged over five years preceding the calendar year in which the change in control occurs. In addition, in the event that their employment is terminated in connection with a change in control, the officers are entitled to certain employee benefits during the one-year period commencing on the date such termination occurs. In the event of the termination of their employment under certain circumstances not involving a change in control, including termination of their employment by the Company without cause or a material diminution of their responsibilities, the agreements provide that the officers shall receive a severance payment equal to their annual base salary as well as certain employee benefits during the one-year period following such termination. For purposes of the agreement the term change in control shall be deemed to have occurred when any person becomes the beneficial owner directly or indirectly of more than fifty percent of the combined voting power of the Company's outstanding stock or the stockholders of the Company approve a merger or consolidation of the Company with another corporation or a plan of liquidation or an agreement for the sale or disposition of substantially all of the Company's assets. The agreement also contains a noncompete provision applicable for a period of one year following termination of employment and provisions regarding preservation of the confidentiality of Company information.

Option Grants in Fiscal Year Ended March 29, 2003

      The following table provides information on option grants to the executive officers of the Company listed in the Summary Compensation Table above during the fiscal year ended March 29, 2003. Pursuant to applicable regulations of the Securities and Exchange Commission, the table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date of grant to the end of the option term.

                                          Individual Grants
                       ----------------------------------------------------           Potential Realizable
                                    Percentage of                                       Value at Assumed
                        Number of   Total Options                                     Annual Rates of Stock
                       Securities     Granted to    Exercise                           Price Appreciation
                       Underlying     Employees      or Base                           for Option Term(3)
                        Options     in the Fiscal     Price      Expiration      -------------------------------
                        Granted       Year 2003     Per Share       Date               5%               10%
                       -----------------------------------------------------------------------------------------

James L. Peterson      100,000(1)       12.57         $31.66      4/29/2012      $1,991,080.39     $5,045,788.63
Ronald J. Ryan          22,000(2)        2.77         $31.66      4/29/2012      $  438,037.69     $1,110,073.50
Stephen C. Swenson      25,000(2)        3.14         $31.66      4/29/2012      $  497,770.10     $1,261,447.16
Thomas D. Headley       10,000(2)        1.26         $31.66      4/29/2012      $  199,108.04     $  504,578.86
Robert B. Ebbeling      22,000(2)        2.77         $31.66      4/29/2012      $  438,037.69     $1,110,073.50
Timothy Surgenor        25,000(2)        3.14         $31.66      4/29/2012      $  497,770.10     $1,261,447.16

-------------------
(1)   Options vested 100% on 3/31/2003.
(2) Options vest at the rate of 25% per year over the four years following the grant date (except in the case of death, termination or retirement).
(3) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the values reflected in this table will be achieved. On May 15, 2003 the closing price of the Company's Common Stock on the New York Stock Exchange was $19.00.

Aggregated Option Exercises in Fiscal Year
Ended March 29, 2003 and Option Values at March 28, 2003

      The following table provides information on the value of unexercised options held by the executive officers listed in the Summary Compensation Table above at March 28, 2003.

                                                       Number of Unexercised           Value of Unexercised
                         Shares                      Options at March 28, 2003     Options at March 28, 2003(1)
                        Acquired       Value       ------------------------------------------------------------
                       on Exercise    Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
                       ----------------------------------------------------------------------------------------

James L. Peterson         88,313     $664,007.81     791,687         100,000      $3,064,383.25     $        0

Ronald J. Ryan                 0     $         0     160,937          40,265      $  806,136.79     $54,886.56

Stephen C. Swenson             0     $         0      50,000          75,000      $           0     $        0

Thomas D. Headley              0     $         0      74,805          24,415      $           0     $        0

Robert B. Ebbeling             0     $         0      82,006          32,125      $  332,272.44     $18,489.71

Timothy Surgenor               0     $         0     135,877               0      $           0     $        0

-------------------
(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Company's Common Stock on the New York Stock Exchange on March 28, 2003, which was $22.45.

                        COMPARATIVE PERFORMANCE GRAPH

      The following performance graph compares the cumulative total shareholder return for the period commencing March 31, 1998 through March 31, 2003 among the Company, the S&P 500 Index and the S&P 500 Health Care (Health Care Equipment) Index. The graph assumes one hundred dollars invested on March 31, 1998 in the Company's Common stock, the S&P 500 index and the S&P 500 Health Care (Health Care Equipment) Index and also assumes reinvestment of dividends.

                                          3/31/98    3/31/99    3/31/00    3/31/01    3/31/02    3/31/03
                                          --------------------------------------------------------------

Haemonetics Corporation                    $100         87        125        185        177        122
S&P 500                                    $100        118        140        109        110         83
S&P 500 Health Care (Equipment) Index      $100        129        136        139        152        138

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
                                 ACCOUNTANTS

      The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP, (E&Y) as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 3, 2004. Representatives of E&Y are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                       INDEPENDENT PUBLIC ACCOUNTANTS

      On June 18, 2002, the Board of Directors, on the recommendation of the Audit Committee, terminated the engagement of Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and appointed the firm of E&Y as its independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending March 29, 2003.

      Andersen's reports on the Company's consolidated financial statements for the years ended March 30, 2002 and March 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or application of accounting principles.

      During the Company's fiscal years ended March 30, 2002 and March 31, 2001 and through the date of termination of the engagement, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with Andersen's report on the Company's consolidated financial statements for such years; and there were no reportable events as listed in
Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

      During the Company's fiscal years ended March 30, 2002 and March 31, 2001 and through the date of engagement, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that E&Y might render on the Company's consolidated financial statements.

                          AUDIT COMMITTEE REPORT 1

      The Audit Committee is comprised of three or more independent directors, as determined by the Board, and operates under a written charter adopted by the Board, (attached as Exhibit A).

-------------------
1 The material in this report, including the audit committee charter, is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee is responsible for overseeing and monitoring the quality of the Company's accounting and auditing practices.

      In this context, the Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended March 29, 2003 with management and with the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditor's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications."

      The Company's auditors provided to the Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committees." The Committee discussed with the auditors their independence from the Company, and considered the compatibility of non-audit services with the auditor's independence.

      Fees paid to the Company's independent auditors' firm for fiscal 2003 were comprised of the following:

      Aggregate Audit Fees (for annual and quarterly reviews)      $504,000
      Audit Related Fees                                           $ 19,000
      Tax Fees                                                     $229,000
      All Other Fees                                               $ 15,000

      Based on the Committee's discussion with management and the auditors, and the Committee's review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 29, 2003 filed with the Securities and Exchange Commission.

                               AUDIT COMMITTEE
                        Benjamin L. Holmes, Chairman
                        Sir Stuart Burgess
                        Ronald G. Gelbman
                        Ronald A. Matricaria
                        Donna C.E. Williamson

                            STOCKHOLDER PROPOSALS

      Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 2004 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Braintree, Massachusetts on or before February 24, 2004. In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company does not receive notice of a shareholder proposal to be raised at its 2004 Annual Meeting on or before May 9, 2004, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

                                OTHER MATTERS

      Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                               VOTING PROXIES

      The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                       By Order of the Board of Directors

                                       /s/ Alicia R. Lopez

                                       Alicia R. Lopez
                                       Clerk

Braintree, Massachusetts
June 23, 2003

                                  Exhibit A

                           HAEMONETICS CORPORATION
                  CHARTER AND POWERS OF THE AUDIT COMMITTEE

I.    PURPOSE

      The Audit Committee (the "Committee") has been appointed by the Board of Directors (the "Board") to provide general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance by the Company with Company policies. While the Committee has the powers and duties set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with Company policies. In performing its functions, it is the responsibility of the Committee to endeavor to facilitate free and open communication among the independent accountants, the internal auditors, the Board and the Company's management.

II.   COMPOSITION

      The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent and financially literate, and at least one of whom shall have accounting or related financial management expertise, all as prescribed in the requirements adopted from time to time by the New York Stock Exchange.

III.  RESPONSIBILITIES

      In carrying out its oversight responsibilities the Committee shall:

Review this Charter at least annually.

      1. Meet as frequently as circumstances require (generally four times per year). The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

      2.    Create an agenda for the ensuing year.

      3. Review the performance of the independent accountants and make recommendations to the Board of Directors annually regarding the appointment or termination of the independent accountants. The independent accountants shall ultimately be accountable to the Board and the Committee, as representatives of the shareholders; and the Board, after considering the recommendation of the Committee, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

      4. Confer with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent accountants' annual engagement letter; review and approve the Company's internal audit charter, annual audit plans and budgets; direct the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorize the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

      5. Review with management, the independent accountants and internal auditors significant risks and exposures (and assess the steps management has taken to minimize such risks), audit activities and significant audit findings.

      6. Review and discuss with the independent accountants their annual written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard No. 1, including in particular the range and cost of audit and non-audit services performed by the independent accountants; and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services, including non-audit services, that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

      7. Review, in consultation with the independent accountants, the integrity of the Company's financial reporting processes, both internal and external.

      8. Review the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements. In reviewing the Company's audited annual financial statements, the Committee shall confer with the Company's independent accountants, management and internal auditors and consider the following:

            * The accounting policies of the Company which may be viewed as critical; the nature and extent of any significant changes in accounting principles or the application thereof; significant judgment areas; significant risks and exposures and the steps management have taken to minimize such risks to the Company.
            *     The independent accountants' judgments on the quality,
                  appropriateness and consistent application of the
                  Company's accounting principles, disclosures and underlying estimates in the financial statements.

            * The nature of any off-balance sheet structures, including financing arrangements, and their potential impact on the Company and its financial statements.

            * The effectiveness and adequacy of the Company's internal auditing procedures and systems of internal control, including computerized information system controls and security and internal controls and procedures relating to executive travel and entertainment.

            * The annual report from management assessing the Company's internal controls.

            * The recommendations of the independent accountants and internal auditors regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, including review of the correction of controls deemed to be deficient.

            * Adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

            * The terms and effects of any transactions with parties related to the Company which are significant in size or which involve terms or other aspects which differ from those which would likely be negotiated with an unaffiliated third party and which are material to an understanding of the Company's financial statements.

            * Any comments and recommendations of the independent accountants, including any serious difficulties or disputes with management encountered during the course of the audit.

      9. Prior to any public announcement, discuss with the independent accountants and financial management quarterly financial results and the results of the independent accountants' review, including the independent accountants' judgments on the quality and consistent application of the Company's accounting principles, disclosures and underlying estimates in the quarterly financial statements, significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management and whether these factors have affected the quality of the Company's financial reporting. Discussion may be with the Committee as a whole or a member designated by the Chairman, in person or by telephone conference call.

      10. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      11. Make a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

      12. Provide any recommendation, certifications and reports that may be required by the New York Stock Exchange or the Securities and Exchange Commission. The report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement shall affirm that the Committee is governed by a charter and has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent accountants the matters required to be discussed by SAS 61, (iii) receive the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence, including the compatibility of non-audit services with the accountant's independence, and (iv) recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      13. Review with appropriate Company personnel, including the General Counsel, the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code.

      14. Review the programs and policies of the Company designed to ensure compliance with Company policies.

      15. Review the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

      16. Meet periodically with the independent auditors, the Director of Internal Audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee, such as the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, the cooperation that the independent accountants received during the course of the audit and time pressures the independent accountants may be experiencing.

      17. Review accounting and financial human resources and financial succession planning within the Company.

      18. Report through its Chairman to the Board of Directors following the meeting of the Committee.

      19. Maintain minutes or other records of meetings and activities of the Committee.

      20. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities that it determines appropriate. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

      21. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

Periodically self-assess the financial and other qualifications of Committee members against those skills needed to fulfill its roles and responsibilities. Develop and implement a plan to address any skill gaps.

                               REVOCABLE PROXY
                           HAEMONETICS CORPORATION
                              PLEASE MARK VOTES
                             AS IN THIS EXAMPLE

                       Annual Meeting of Stockholders
                                July 22, 2003

The undersigned hereby appoints Ronald A. Matricaria and Lisa Lopez, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Tuesday, July 22, 2003 at State Street Bank Building, 225 Franklin Street, Boston, Massachusetts and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth hereon.

Please be sure to sign and date this Proxy in the box below.       Date
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Stockholder sign above          Co-holder (if any) sign above

1.    ELECTION OF DIRECTORS:                           With-     For All
                                              For      hold      Except

Ronald G. Gelbman                             [ ]       [ ]        [ ]
Brad Nutter                                   [ ]       [ ]        [ ]
Ronald Matricaria                             [ ]       [ ]        [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent public accountants for the current fiscal year.

                 [ ]  For      [ ]  Against      [ ]  Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

                           HAEMONETICS CORPORATION

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ABOVE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.